Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-282348) pertaining to Senstar Technologies Corporation Stock Option Plan of our report dated April 23, 2025, with respect to the consolidated financial statements of Senstar Technologies Corporation included in its Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ KOST FORER GABBAY & KASIERER
A Member of EY Global

Tel Aviv, Israel
May 1, 2026